Exhibit 99.5

MUFG BANK, LTD.

(F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.)

1251 Avenue of the Americas, 12th Floor

New York, NY 10020-1104

November 10, 2023

Henry Schein Inc.

135 Duryea Road

Melville, New York, 11747

Attn: Michael Amodio, Vice President and Treasurer

Limited Waiver

Ladies and Gentlemen:

Reference is hereby made to that certain Receivables Purchase Agreement, dated as of April 17, 2013 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”), among HSFR, Inc., a Delaware corporation, as Seller, Henry Schein, Inc., a Delaware corporation, as Servicer (Seller and Servicer, collectively, “you”), the various Purchaser Groups from time to time party thereto, MUFG Bank Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.), as Agent, and the other parties from time to time party thereto. Capitalized terms used in this waiver letter (“Waiver Letter”) but not defined herein shall have the respective meaning ascribed to them in the Receivables Purchase Agreement.

You have requested an extension of the time required to deliver your (i) unaudited financial statements and compliance certificate with respect to the fiscal quarter ended September 30, 2023, pursuant to Section 7.1(p) of the Receivables Purchase Agreement and (ii) Settlement Reports for each of the Calculation Periods ended September 30, 2023 and November 4, 2023, respectively, pursuant to Section 8.5 of the Receivables Purchase Agreement (the reports described in clause (i) and (ii) above, collectively, the “Specified Reports”). Subject to the limitations set forth herein, each of the Agent, each Purchaser Agent and each Purchaser hereby agrees to extend the due date for the Specified Reports to December 8, 2023 (or such later date as the Agent may agree with the consent of the Required Purchaser Agents).

Each waiver set forth in the immediately preceding paragraph is a one-time waiver and is limited to its express terms. Except as specifically set forth herein for the Specified Reports, nothing contained in this Waiver Letter shall amend, modify or alter any term or condition of the Receivables Purchase Agreement or any of the Transaction Documents or operate as a waiver of any right, power or remedy of the Agent, any Purchaser Agent or any Purchaser. This Waiver Letter may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Waiver Letter by electronic mail or by .pdf shall be effective as delivery of a manually executed counterpart of this Waiver Letter. This Waiver Letter and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York. This Waiver Letter may not be amended or modified except by a written instrument executed by each of the parties hereto.

[Signature Page Follows]

Very truly yours,

MUFG BANK, LTD. (F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.),
as Agent

By:	/s/ Helen Ellis
Name: Helen Ellis
Title: Managing Director

[Signature Page – Waiver Letter (Receivables Purchase Agreement)]

MUFG BANK, LTD. (F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.), as Purchaser Agent for Victory Receivables Corporation

By:	/s/ Helen Ellis
Name: Helen Ellis
Title: Managing Director

[Signature Page – Waiver Letter (Receivables Purchase Agreement)]

VICTORY RECEIVABLES CORPORATION,
as an Uncommitted Purchaser

By:	/s/ Kevin J. Corrigan
Name: Kevin J. Corrigan
Title: Vice President

[Signature Page – Waiver Letter (Receivables Purchase Agreement)]

MUFG BANK, LTD. (F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.),,
as a Related Committed Purchaser for Victory Receivables Corporation

By:	/s/ Helen Ellis
Name: Helen Ellis
Title: Managing Director

[Signature Page – Waiver Letter (Receivables Purchase Agreement)]

THE TORONTO DOMINION BANK, as a Purchaser Agent and the Related Committed Purchaser for the TD Purchaser Group

By:	/s/ Brad Purkis
Name: Brad Purkis
Title: Managing Director

[Signature Page – Waiver Letter (Receivables Purchase Agreement)]

GTA FUNDING LLC, as a Conduit Purchaser and an Uncommitted Purchaser for the TD Purchaser Group

By:	/s/ Kevin J. Corrigan
Name: Kevin J. Corrigan
Title: Vice President

[Signature Page – Waiver Letter (Receivables Purchase Agreement)]

ACKNOWLEDGED AND AGREED:

HSFR, INC.,
as Seller

By:	/s/ Michael Amodio
Name:	Michael Amodio
Title:	Treasurer

Henry Schein, Inc.,
as Servicer

By:	/s/ Michael Amodio
Name:	Michael Amodio
Title:	Vice President and Treasurer

[Signature Page – Waiver Letter (Receivables Purchase Agreement)]